UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (971) 42767576 / + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 3.02 Unregistered Sales of EquitySecurities

As previously reported on Form 8-K Current Report filed with the Commission on September 20, 2017, on September 14, 2017, the Company’s Board of Directors approved and the Company designated 5,000,000 of its authorized preferred stock as Series “C” convertible preferred shares and authorized the filing of a Certificate of Designation with the Nevada Secretary of State. The Certificate of Designation, approved by the Nevada Secretary of State on September 19, 2017, stated the following:

●	Voting Rights: 100 votes per share (votes along with common stock);
●	Conversion Rights: Each share of Series “C” Preferred is convertible at any time, and from time to time, into one hundred (100) shares of common stock after the third anniversary of issuance;
●	Dividend Rights: In the event the Board of Directors declares a dividend on the common stock, each Series “C” Preferred share will be entitled to receive an equivalent dividend as if the Series “C” Preferred share had been converted into common stock prior to the declaration of such dividend.
●	Liquidation Rights: None.
●	Designation: Series C Preferred Stock.
●	Shares of Series C Preferred Stock designated; 5,000,000 shares.

Under Nevada corporation law, no shareholder approval was required for the creation of the Series C Preferred Stock.

On September 26, 2017, all of the officers and directors of the Company decided to convert their partially accrued salaries amounting to an aggregate $240,000 into shares of the Company’s Series C Convertible Preferred Stock. As a result of these conversions, the Company issued the following shares of Series C Convertible Preferred Stock as follows:

●	1,000,000 shares to Peter J. Smith, the Company’s Chief Executive Officer, at par value of $0.001 per share or $1,000 for his accrued salary of $100,000;
●	1,000,000 shares to Enzo Taddei, the Company’s Chief Financial Officer, at par value of $0.001 per share or $1,000 for his accrued salary of $100,000;
●	400,000 shares to Patrick V. Dolan, the Company’s Managing Director, at par value of $0.001 per share or $400 for his accrued salary of $40,000;

The above shares were issued in reliance on the exemption from registration provided by Section 4.(a).2 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2017

GLOBAL EQUITY INTERNATIONAL, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer